UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 6, 2025
Transcat, Inc.
(Exact name of registrant as specified in its charter)
Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (585) 352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Transcat, Inc. (the “Company”) approved a change to the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2026 and, on February 6, 2025, the Company notified Freed Maxick P.C. (f/k/a Freed Maxick CPAs, P.C., “Freed Maxick”), which is currently serving as the Company’s independent registered public accounting firm, of its dismissal effective immediately following Freed Maxick’s completion of the audit of the Company’s consolidated financial statements as of and for the fiscal year ending March 29, 2025 and the issuance of their report thereon. Upon completion of Freed Maxick’s services, the Company will file an amendment to this Current Report on Form 8-K with the specific date of dismissal and an update to the disclosures required by Item 304(a) of Regulation S-K through that date.

During the fiscal years ended March 30, 2024 and March 25, 2023, and the subsequent interim period through the date of this Current Report on Form 8-K, there were no: (1) “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Freed Maxick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Freed Maxick’s satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement; or (2) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The audit reports of Freed Maxick on the consolidated financial statements of the Company as of and for the fiscal years ended March 30, 2024 and March 25, 2023, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of Freed Maxick on the effectiveness of internal control over financial reporting as of March 30, 2024 and March 25, 2023, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided Freed Maxick with a copy of the foregoing disclosure and requested that Freed Maxick furnish a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether Freed Maxick agrees with the above statements. A copy of the letter from Freed Maxick is filed as Exhibit 16.1.

On February 10, 2025, the Company engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2026, beginning with the review of the Company’s consolidated financial statements for the quarter ending June 28, 2025.

During the Company’s fiscal years ended March 30, 2024 and March 25, 2023, and the subsequent interim period through the date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted Deloitte with respect to either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Freed Maxick P.C. dated February 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: February 12, 2025	By:	/s/ Thomas L. Barbato
	Name:	Thomas L. Barbato
	Title:	Chief Financial Officer